                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:


[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          VION PHARMACEUTICALS, INC.
                 ----------------------------------------------

                (Name of Registrant as Specified in Its Charter)

                                      N/A

                 ----------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the Offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

                                     [Logo]

                                 4 Science Park
                          New Haven, Connecticut 06511
                                 (203) 498-4210


                                                          June 13, 2001



              NOTICE OF
            2001 ANNUAL
            MEETING AND
        PROXY STATEMENT
              THURSDAY,
          JULY 26, 2001
          AT 10:00 A.M.
           KITANO HOTEL
         66 PARK AVENUE
     NEW YORK, NEW YORK



                          DEAR FELLOW STOCKHOLDER:
                          You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 a.m., on Thursday, July 26, 2001 at the Kitano Hotel, 66 Park
                          Avenue, New York, New York 10016.

                          This year you are being asked to: (i) elect seven directors; (ii) approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of common stock from 35,000,000 shares to 100,000,000 shares;
                          (iii) approve an increase in the number of authorized shares that may be granted under the Amended and Restated 1993 Stock Option Plan; and (iv) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2001.
                          At the meeting, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

                          We look forward to greeting personally those stockholders who are able to be present at the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and return the enclosed proxy in the envelope provided or that you register your vote by telephone or on the Internet by following the instructions on your proxy card at your earliest convenience.

                          Thank you for your cooperation.

                          Very truly yours,

                          /s/ ALAN KESSMAN

                          ALAN KESSMAN
                          President and Chief Executive Officer

                                     [Logo]

                    ---------------------------------------
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                    ---------------------------------------


                                                          New Haven, Connecticut
                                                                   June 13, 2001

    Notice is hereby given that the Annual Meeting of Stockholders of Vion Pharmaceuticals, Inc. will be held at 10:00 a.m., on Thursday, July 26, 2001 at the Kitano Hotel, 66 Park Avenue, New York, New York 10016, for the following purposes:


       1. To elect seven directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified;

       2. To amend the Company's certificate of incorporation to increase the Company's authorized shares of common stock from 35,000,000 shares to 100,000,000 shares;

       3. To amend the Company's Amended and Restated 1993 Stock Option Plan to increase the number of shares that may be granted under the Plan;

       4. To consider and vote on the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending
          December 31, 2001; and

       5. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.


    Stockholders of record of the Company's Common Stock at the close of business on June 7, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. Stockholders are requested to complete, sign, date and return the enclosed form of proxy in the enclosed envelope or register their vote by telephone or on the Internet by following the instructions on the proxy card. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.



                                                   /s/ KAREN SCHMEDLIN

                                                   KAREN SCHMEDLIN
                                                   Secretary

                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION


    This Proxy Statement is furnished to the holders of Common Stock of Vion Pharmaceuticals, Inc. (the 'Company') in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on July 26, 2001, or at any adjournments of the Annual Meeting. The purpose of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card and the Company's Annual Report are being mailed to the stockholders on or about June 19, 2001.

    Execution and return of the enclosed proxy card are being solicited by and on behalf of our Board of Directors for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, telefax, personal interviews and other methods of communication. We have engaged the firm of Georgeson Shareholder to assist us in the distribution and solicitation of proxies and have agreed to pay Georgeson Shareholder a fee of approximately $4,000, plus expenses, for its services.


REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2, 3 and 4 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS


    Only stockholders of record at the close of business on June 7, 2001 are entitled to notice of and to vote at the Annual Meeting. On June 7, 2001 there were 26,214,043 shares of Common Stock outstanding. The holders of a voting majority of the outstanding shares that may be voted at the meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth information as of May 1, 2001 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the 'SEC')) of our Common Stock:
(i) each person known by us to own beneficially more than five percent of our outstanding Common Stock; (ii) each of our current directors; (iii) each of our executive officers who received over $100,000 in compensation from us during the 2000 fiscal year; and (iv) all of our current directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed and the address of each beneficial owner is c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.


                                                                        PERCENT OF OUTSTANDING
                                                    NUMBER OF SHARES       SHARES OF COMMON
      DIRECTORS, OFFICERS & 5% STOCKHOLDERS        BENEFICIALLY OWNED           STOCK
      -------------------------------------        ------------------           -----
Michel C. Bergerac...............................         28,250(1)               *
Stephen K. Carter................................              0                  *
Frank T. Cary....................................         80,968(2)               *
Alan Kessman.....................................        436,500(3)               1.7%
William R. Miller................................        199,406(4)               *
Alan C. Sartorelli, Ph.D.........................        418,455(5)               1.6%
Walter B. Wriston................................         75,968(6)               *
Charles K. MacDonald.............................         10,000(7)               *
Mario Sznol, M.D.................................         50,000(8)               *
Terrence W. Doyle, Ph.D..........................        280,224(9)               1.1%
Bijan Almassian, Ph.D............................         66,625(10)              *
Ivan King, Ph.D..................................         86,400(11)              *
Thomas Mizelle...................................        162,960(12)              *
Thomas E. Klein..................................         40,102(13)              *
All directors and executive officers as a group
  (12 persons)...................................      1,732,796(14)              6.6%

             OTHER BENEFICIAL OWNERS
-------------------------------------------------
Elliott Associates, L.P.
Elliott International, L.P. (f/k/a Westgate
  International, L.P.)
Martley International, Inc.                            2,966,113(15)             11.3%
  c/o Elliott Associates, L.P.
  712 Fifth Avenue, 36th Floor
  New York, NY 10019.............................


---------

  *  Less than one percent

 (1) Includes 28,250 shares issuable upon exercise of options.

 (2) Includes 18,250 shares issuable upon exercise of options.

 (3) Includes 400,644 shares issuable upon exercise of options.

 (4) Includes 10,000 shares issuable upon exercise of options.

 (5) Includes 190,874 shares beneficially owned by Dr. Sartorelli's wife, as to which Dr. Sartorelli disclaims beneficial ownership. Also includes 18,250 shares issuable upon exercise of options.

 (6) Includes 22,000 shares issuable upon exercise of options.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) Includes 10,000 shares issuable upon exercise of options.

 (8) Includes 47,000 shares issuable upon exercise of options.

 (9) Includes 86,600 shares held by Dr. Doyle's wife and children, as to which Dr. Doyle disclaims beneficial ownership. Also includes 51,700 shares issuable upon exercise of options.

(10) Includes 41,000 shares issuable upon exercise of options.

(11) Includes 80,900 shares issuable upon exercise of options.

(12) Includes 135,188 shares issuable upon exercise of options. Also includes 488 shares of common stock held by Mr. Mizelle's children. In April 2001, Mr. Mizelle resigned from the position of Vice President, Operations and Secretary.

(13) Includes 37,702 shares issuable upon exercise of options. In November 2000, Mr. Klein resigned from the position of Vice President, Finance and Chief Financial Officer.

(14) Includes 727,994 shares issuable upon exercise of options.

(15) Beneficial ownership information is based upon data set forth in a
     Schedule 13D Amendment No. 9 filed with the SEC on February 15, 2001. Elliott Associates, L.P. owns 1,481,844 shares of Common Stock. Elliott International, L.P. (f/k/a Westgate International, L.P.), which has its business address at c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands, British West Indies, owns 1,484,269 shares of Common Stock. Martley International, Inc. is the investment manager for Elliott International, L.P. and has shared voting and dispository power over the shares held by Elliott International, L.P. Martley International, Inc. disclaims beneficial ownership of all such shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, seven directors will be elected (constituting the entire Board of Directors). Each director is to hold office until the next Annual Meeting or until a successor is elected and qualified. The Board of Directors currently has eight members, seven of whom are nominees for re-election. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee by the persons named in the proxy or the size of the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to make any nominee unavailable for election.

    The Board of Directors currently has eight members. Mr. Stephen K. Carter was elected to the Board and the Audit Committee on April 26, 2001. Mr. Carter is an independent director as required by the Nasdaq Stock Market's audit committee rules. Mr. James L. Ferguson resigned from the Board and the Audit Committee as of February 26, 2001. Mr. Michel C. Bergerac, a director and a member of the Compensation Committee, will serve only until the Annual Meeting. The nominees, their ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are:

                                  YEAR FIRST                   PRINCIPAL OCCUPATION
        NOMINEE           AGE   BECAME DIRECTOR             DURING THE PAST FIVE YEARS
        -------           ---   ---------------             --------------------------
William R. Miller.......  73         1995         Chairman of the Board of the Company since
                                                  April 1995; from February 1995 until April
                                                  1995, Chairman of the Board of OncoRx Inc.
                                                  ('OncoRx'), which merged into the Company (then
                                                  known as MelaRx, Inc.) in April 1995; currently
                                                  Chairman of the Board of Cold Spring Harbor
                                                  Laboratory and a director of ImClone Systems,
                                                  Inc., Isis Pharmaceuticals, Inc. and
                                                  Transkaryotic Therapies, Inc.; from 1964 until
                                                  his retirement in 1991, various positions with
                                                  Bristol-Myers Squibb Company, including Vice
                                                  Chairman of the Board commencing in 1985.(1)

Alan Kessman............  54         1998         Chief Executive Officer of the Company since
                                                  January 1999 and President of the Company since
                                                  April 1999; Partner of PS Capital, an
                                                  international investment and management
                                                  advisor, since October 1998; from 1983 to 1998,
                                                  Chairman, President and Chief Executive Officer
                                                  of Executone Information Systems, Inc. and its
                                                  subsidiary eLottery, Inc.; and a director of
                                                  Fastnet Corporation.

Alan C. Sartorelli,       69         1995         Professor of Pharmacology at Yale University
  Ph.D..................                          School of Medicine since 1967; Chairman of the
                                                  Company's Scientific Advisory Board since April
                                                  1995; Chairman of the OncoRx Scientific
                                                  Advisory Board from May 1993 to April 1995;
                                                  Director of Yale Comprehensive Cancer Center
                                                  from 1984 to 1993.

Stephen K. Carter.......  63         2001         Senior Vice President, Clinical and Regulatory
                                                  Affairs of Sugen since 1996; Senior Vice
                                                  President, Research and Development with
                                                  Boehringer Ingelheim Pharmaceuticals, Inc. from
                                                  1995 to 1996; from 1982 to 1995, various
                                                  positions with Bristol-Myers Squibb Company,
                                                  most recently Senior Vice President of
                                                  Worldwide Clinical Research and Development.(2)


Frank T. Cary...........  80         1995         Director of Celgene Corporation, Cygnus
                                                  Therapeutic Systems, ICOS Corporation, Lincare,
                                                  Inc. and Lexmark International Group, Inc.;
                                                  from 1973 to 1981, Chairman of the Board and
                                                  Chief Executive Officer of IBM.(1)

Walter B. Wriston.......  81         1995         Director of ICOS Corporation and Cygnus, Inc.;
                                                  retired as Chairman and Chief Executive Officer of
                                                  Citicorp and its principal subsidiary,
                                                  Citibank, N.A., in 1984 after having served as
                                                  Chief Executive Officer for 17 years.(2)


Charles K. MacDonald....  42         2000         Principal and founder of Morgandane Management
                                                  Corp., an investment advisory firm, since 1996.
                                                  Analyst and, later, Portfolio Manager at
                                                  Stonington Management Corp. from 1987 to
                                                  1995.(2)

---------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors. Mr. Carter joined the Audit Committee on April 26, 2001, replacing Mr. Ferguson who resigned on February 26, 2001.

    During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he served while he was a director of the Company.

    In April 1995, the Board of Directors established an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the audit scope and results of the audit with the Company's independent auditors and the services provided by the auditors. The Audit Committee is comprised of three non-employee directors, Messrs. Carter, MacDonald and Wriston. Mr. Ferguson served on the Audit Committee until his resignation from the Board on February 26, 2001. Mr. Carter joined the Audit Committee on
April 26, 2001, the date he was elected to the Board. All members of the Audit Committee are independent as defined in the listing standards of the National Association of Securities Dealers. On June 1, 2000, the Board of Directors adopted an Audit Committee Charter that meets the requirements of the Securities and Exchange Commission and the National Association of Securities Dealers. A copy of the Audit Committee Charter was filed as Appendix B to our 2000 Proxy Statement. The Audit Committee held two meetings in 2000.


    In April 1995, the Board of Directors formed the Compensation Committee to administer the Company's stock option plans and the Company's executive compensation policies. Currently, Messrs. Bergerac, Cary and Miller are the members of this committee. After the Annual Meeting, Messrs. Cary and Miller will be the members of the Compensation Committee. The Compensation Committee held two meetings in 2000.

COMPENSATION OF DIRECTORS

    Directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any committee thereof attended. We also pay the Chairman of the Board $4,000 per meeting of the Board attended and each other non-employee or non-consultant director $1,000 for each such meeting attended. Directors who are not employees or principal stockholders are also entitled to automatic grants of options under our Amended and Restated 1993 Stock Option Plan.

DIRECTORS' OPTIONS

    Our Amended and Restated 1993 Stock Option Plan provides for the automatic grant of non-qualified stock options to purchase shares of common stock to our directors who are not employees or principal stockholders. Eligible directors elected after August 1995 will be granted an option to purchase 20,000 shares of common stock on the date such person is first elected or appointed a director. Further, commencing on the day immediately following the date of the Annual Meeting of stockholders each eligible director, other than directors who received an initial director option since the last annual meeting, will be granted an option to purchase 15,000 shares of common stock (20,000 shares in the case of the Chairman of the Board) on the day immediately following the date of each annual meeting of stockholders. The exercise price for each share subject to a director option shall be equal to the fair market value of the common stock on the date of grant. Director options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board. During 2000, Messrs. Bergerac, Cary, Ferguson, Sartorelli and Wriston were each granted ten-year options to purchase 15,000 shares of common stock at an exercise price of $12.25 per share and Mr. Miller was granted an option to purchase 20,000 shares on the same terms. Mr. MacDonald was granted an option to purchase 20,000 shares of common stock at an exercise price of $7.00 per share when he was first elected a director on June 1, 2000. Mr. Carter was granted an option to purchase 20,000 shares of common stock at an exercise price of $3.80 per share when he was first elected a director on April 26, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based upon a review of the forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Bergerac failed to file Form 4 on a timely basis.

VOTE REQUIRED

    The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 1 -- ELECTION OF DIRECTORS' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table contains the names and positions of the current executive officers of the Company:

                    NAME                                         POSITION
                    ----                                         --------
Alan Kessman.................................  President, Chief Executive Officer and
                                               Director
Mario Sznol, M.D.............................  Vice President -- Clinical Affairs
Terrence W. Doyle, Ph.D......................  Vice President -- Research & Development
Bijan Almassian, Ph.D........................  Vice President -- Development
Ivan King, Ph.D..............................  Vice President -- Research

---------

    Alan Kessman, age 54, has been our Chief Executive Officer since January 1999, our President since April 1999 and has served on our Board of Directors since October 1998. Since October 1998, Mr. Kessman has been a partner of PS Capital, an international investment and management advisor. From 1983 to 1998, Mr. Kessman was Chairman, Chief Executive Officer and President of Executone Information Systems, Inc., a developer and marketer of voice and data communications systems, and its subsidiary eLottery, Inc.

    Mario Sznol, M.D., age 43, has been our Vice President, Clinical Affairs since September 1999 and became an executive officer in November 1999. From 1987 to 1999, Dr. Sznol worked for the National Cancer Institute, or NCI, a component of the National Institutes of Health. Most recently he was Head of the Biologics Evaluation Section, Investigational Drug Branch, Cancer Therapy Evaluation Program. From March 1997 to October 1998, he served as acting Chief of NCI's Investigational Drug Branch, Cancer Therapy Evaluation Program. Prior to joining the NCI, Dr. Sznol conducted his fellowship in Medical Oncology, Department of Neoplastic Diseases, at Mt. Sinai School of Medicine, and his residency in Internal Medicine at Baylor College of Medicine in Houston. Dr. Sznol is on the editorial advisory boards of both the Journal of the National Cancer Institute and the Journal of Immunotherapy.

    Terrence W. Doyle, Ph.D., age 58, has been our Vice President of Research and Development since the merger with OncoRx and served in the same capacity for OncoRx from January 1994 until the merger. Dr. Doyle was an employee of the Bristol-Myers Squibb Company ('Bristol-Myers') from 1967 to 1993. From 1990 to 1993, Dr. Doyle was an Executive Director with Bristol-Myers. Dr. Doyle is the original holder of 41 U.S. patents for anti-infective, anti-inflammatory and anti-tumor agents and the author of over 100 published research articles and abstracts on cancer chemotherapy.

    Bijan Almassian, Ph.D., age 47, has been our Vice President, Development since March 1997 and was named an executive officer in July 1999. From September 1995 to March 1997, Dr. Almassian was our Director of Development. From 1994 to 1995, Dr. Almassian was the Director of Pharmaceutical Development at Genelabs Technologies, where he was responsible for product development of several anticancer and antiviral drugs and biologics. Before joining Genelabs, he held several scientific positions at Genzyme/Integrated Genetics, Instrumentation Laboratories and Orion Research.

    Ivan King, Ph.D., age 45, has been our Vice President, Research since September 1995 and became an executive officer in July 1999. From 1990 to 1995, Dr. King was a Section Leader in the Department of Tumor Biology at Schering-Plough Research Institute in charge of the Cell Biology and In Vivo Biology groups where he was responsible for identifying targets, developing high throughput assays, evaluating in vitro and in vivo activities of drug candidates and recommending candidates for clinical development. Dr. King's first industrial position was as a Senior Research Scientist at Bristol-Myers Squibb.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Named Executive Officers, including the person serving as its chief executive officer during the year ended December 31, 2000.

    Compensation Policy. The Committee's policy with respect to executive compensation has been designed to:

         Adequately and fairly compensate executive officers in relation to responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

         Reward executive officers for the achievement of short-term goals and for the enhancement of the long-term value of the Company; and

         Align the interests of the executive officers with those of the stockholders with respect to short-term operating goals and long-term increases in the price of the Company's common stock.

    The components of compensation paid to executive officers consist of:
(a) base salary and (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's Amended and Restated 1993 Stock Option Plan. The Company's Compensation Committee is responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded under the Company's Amended and Restated 1993 Stock Option Plan, selecting the individuals who will be awarded bonuses and stock options under the Amended and Restated 1993 Stock Option Plan, and for determining the timing, pricing and amount of all stock options granted thereunder, each within the terms of the Company's Amended and Restated 1993 Stock Option Plan.

    The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for the achievement of goals established by the Board of Directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including selected members of management, and to reward such officers and employees for achieving goals that have been established for the Company. The Company believes its incentive compensation plan rewards management when the Company and its stockholders have benefited from achieving the Company's goals and targeted research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry.

    Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

         Base Salary. The Compensation Committee periodically reviews and the base salary paid by the Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

         Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in stockholder value. Annual bonus payments are based on the individual's and the Company's performance. The Company's Amended and Restated 1993 Stock Option Plan allows the Board of Directors or the Compensation Committee to grant stock options to executive officers and employees for the purchase of shares of the Company's common stock. Under the terms of the Amended and Restated 1993 Stock Option Plan, the Board of Directors and the Compensation Committee have authority, within the terms of the Amended and Restated 1993 Stock Option Plan, to select the executive officers and employees who will be granted stock options and to determine the timing, pricing and number of stock options to be awarded. The Compensation Committee believes that the stock options granted under the Amended and Restated 1993 Stock Option Plan reward executive officers only to the extent that stockholders have benefited from increases in the value of the Company's common stock.

    Compensation of the Chief Executive Officer. As described elsewhere in this proxy, the Company has entered into an executive employment agreement with Mr. Kessman. The material terms of this executive employment agreement are described elsewhere. The Compensation Committee believes that the monthly compensation under such contract adequately and fairly compensates this executive officer in relation to his responsibilities, capabilities, contributions and dedication to the Company and secures for the Company the benefit of his leadership, management and financial skills and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Kessman to the Company and are in line with the compensation earned by chief executive officers employed by companies of comparable size or within the Company's industry.

    Tax Deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to Named Executive Officers, excluding performance-based compensation. Through December 31, 2000, this provision has not limited our ability to deduct executive compensation, but the Board of Directors will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

    Conclusion. The Compensation Committee believes that the concepts discussed above further the Stockholder interests because a significant part of executive compensation is based upon the Company achieving its marketing, sales and product development goals and other specific goals set by the Board of Directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering Stockholder interests.

    The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                                          Respectfully submitted,

                                          Compensation Committee:

                                          WILLIAM R. MILLER
                                          FRANK T. CARY
                                          MICHEL C. BERGERAC

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named executive officers who earned over $100,000 and were serving at the end of 2000, for services in all capacities to the Company.

                                                                                         LONG-TERM COMPENSATION
                                                        ANNUAL COMPENSATION           ----------------------------
                                                 ----------------------------------   SECURITIES         ALL
                                                                          OTHER       UNDERLYING        OTHER
                                                  SALARY      BONUS       ANNUAL       OPTIONS      COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR      ($)        ($)     COMPENSATION    SARS(#)           ($)
      ---------------------------         ----      ---        ---     ------------    -------           ---
Alan Kessman -- President and Chief       2000    412,000    154,243       (3)          80,000          11,275(4)
 Executive Officer(1) ..................  1999    391,393(2) 152,000       (3)         980,000           1,773(5)
                                          1998      --         --          (3)          20,000           --

Mario Sznol -- Vice President, Clinical   2000    206,000     47,856       (3)         140,000          72,338(6)
 Affairs ...............................  1999     60,219     25,000       (3)         125,000           7,695(6)
                                          1998      --         --          (3)           --              --

Terrence W. Doyle -- Vice President,      2000    200,000     45,863       (3)          68,000           1,500(7)
 Research and Development ..............  1999    191,100     43,628       (3)          45,000           --
                                          1998    183,750     27,563       (3)           9,600           --

Bijan Almassian -- Vice President,        2000    170,000     37,161       (3)         109,000           1,500(7)
 Development ...........................  1999    160,760     30,896       (3)          12,500           --
                                          1998    153,400     23,010       (3)          12,500           --

Ivan King -- Vice President,              2000    165,000     36,069       (3)         105,000           1,500(7)
 Research ..............................  1999    152,250     30,165       (3)          31,300           --
                                          1998    137,500     21,750       (3)          11,000           --

Thomas Mizelle -- Former Vice President,  2000    200,000     44,963       (3)         130,000           1,500(7)
 Operations and Secretary(9) ...........  1999    191,100     41,206       (3)          20,000           --
                                          1998    183,750     27,563       (3)           9,600           --

Thomas E. Klein -- Former Vice            2000    126,536      --          (3)          20,000          43,179(8)
 President, Finance and Chief Financial   1999    163,800     26,159       (3)          20,000          --
 Officer(10)                              1998    157,500     23,625       (3)           9,600          --

---------

 (1) We are a party to an employment agreement with Mr. Kessman. See
     ' -- Employment Agreements.' Mr. Kessman became our Chief Executive Officer in January 1999 and became our President in April 1999.

 (2) Includes $324,726 paid pursuant to our January 1999 employment agreement with Mr. Kessman to PS Capital, LLC of which Mr. Kessman is a controlling member. See ' -- Employment Agreements.'

 (3) Aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total salary and bonus reported for the indicated person.

 (4) Consists of life and disability insurance payments of $9,775 and matching contribution to the Company's 401(k) Savings Plan of $1,500.

 (5) Consists of life and disability insurance payments of $1,773.

 (6) Consists of relocation assistance of $70,838 and matching contribution to the Company's 401(k) Savings Plan of $1,500.

 (7) Consists of matching contribution to the Company's 401(k) Savings Plan of $1,500.

 (8) Consists of severance paid to Mr. Klein of $42,179 and matching contribution to the Company's 401(k) Savings Plan of $1,000.

 (9) In April 2001, Mr. Mizelle resigned from the position of Vice President, Operations and Secretary.

(10) In November 2000, Mr. Klein resigned from the position of Vice President, Finance and Chief Financial Officer.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth the grant of stock options made during the year ended December 31, 2000 to the persons named in the Summary Compensation
Table:

                                                                                             POTENTIAL REALIZABLE
                                                     % OF TOTAL                                VALUE AT ASSUMED
                                       NUMBER OF      OPTIONS                                ANNUAL RATES OF STOCK
                                       SECURITIES    GRANTED TO                             PRICE APPRECIATION FOR
                                       UNDERLYING   EMPLOYEES IN                                  OPTION TERM
                                        OPTIONS        FISCAL      EXERCISE   EXPIRATION   -------------------------
                NAME                    GRANTED      PERIOD(1)      PRICE        DATE        5% ($)        10% ($)
                 (A)                      (B)           (C)          (D)         (E)           (F)           (G)
-------------------------------------  ----------   ------------   --------   ----------   -----------   -----------
Alan Kessman.........................    50,000(2)       4.2%      $14.875    2/24/2010     1,204,131     1,929,288
                                         30,000(2)       2.5%      $ 7.375    12/5/2010       358,204       573,923

Mario Sznol..........................    75,000          6.3%      $14.875    2/24/2010     1,806,197     2,893,931
                                         65,000          5.5%      $ 7.375    12/5/2010       776,108     1,243,499

Terrence W. Doyle....................    40,000          3.4%      $14.875    2/24/2010       963,305     1,543,430
                                         28,000          2.4%      $ 7.375    12/5/2010       334,324       535,661

Bijan Almassian......................    64,000          5.4%      $14.875    2/24/2010     1,541,288     2,469,488
                                         45,000          3.8%      $ 7.375    12/5/2010       537,306       860,884

Ivan King............................    60,000          5.1%      $14.875    2/24/2010     1,444,958     2,315,145
                                         45,000          3.8%      $ 7.375    12/5/2010       537,306       860,884

Thomas Mizelle(3)....................    75,000          6.3%      $14.875    2/24/2010     1,806,197     2,893,931
                                         55,000          4.6%      $ 7.375    12/5/2010       656,707     1,052,191

Thomas E. Klein(4)...................    20,000          1.7%      $14.875    2/24/2010       481,653       771,715

---------

(1) Computed based on an aggregate of 1,186,225 shares issuable upon exercise of options granted to employees during the year ended December 31, 2000.

(2) Options were granted to CBK Associates, LLC and CBK Associates II, LLC, family partnerships, of which Mr. Kessman is a controlling member.

(3) In April 2001, Mr. Mizelle resigned from the position of Vice President, Operations and Secretary.

(4) In November 2000, Mr. Klein resigned from the position of Vice President, Finance and Chief Financial Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information with respect to stock options exercised in 2000 and unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2000.

                                                             NUMBER OF             VALUE OF UNEXERCISED IN-
                            SHARES                      UNEXERCISED OPTIONS          THE-MONEY OPTIONS AT
                          ACQUIRED ON     VALUE       AT FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
                           EXERCISE     REALIZED    ---------------------------   ---------------------------
          NAME                (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   ---------   -----------   -------------   -----------   -------------
Alan Kessman............    12,756         15,626     388,144        660,000       1,001,213      5,385,106
Mario Sznol.............     3,000          5,811      28,250        233,750          82,970        315,969
Terrence W. Doyle.......     --            --          28,050        106,550          91,391        106,724
Bijan Almassian.........    65,625      1,092,408      12,500        130,875          38,477        110,937
Ivan King...............    20,500        208,163      52,200        137,100         193,956        126,695
Thomas Mizelle(2).......     7,762         39,237     114,038        149,800         467,286         87,280
Thomas E. Klein(3)......    94,098      1,028,883      25,302         24,800         106,314         43,220

---------

(1) Computed based upon the difference between the closing price of the Company's Common Stock on December 29, 2000 ($8.00) and the exercise price.

(2) In April 2001, Mr. Mizelle resigned from the position of Vice President, Operations and Secretary.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) In November 2000, Mr. Klein resigned from the position of Vice President, Finance and Chief Financial Officer.

EMPLOYMENT AGREEMENTS

    In October 1999, we entered into an employment agreement with Alan Kessman, our President and Chief Executive Officer. Pursuant to this agreement, which will terminate on December 31, 2003, Mr. Kessman receives a minimum base salary of $400,000 per year and will be eligible for a bonus of up to 50% of his base salary based on the achievement of specified objectives. In the event
Mr. Kessman's employment is terminated by us for any reason other than cause or disability, or if Mr. Kessman terminates for good reason, we are obligated to pay him the sum of two times his base salary plus his average annual bonus for the prior two years and continue payment of certain insurance costs on his behalf. The agreement further provides that if Mr. Kessman's employment is terminated on or after a change in control, he will be paid two and one-half times his base amount as defined in the agreement. This agreement replaced a prior agreement we entered into with Alan Kessman and PS Capital LLC, an entity of which Mr. Kessman is a member, which was effective January 11, 1999, pursuant to which Mr. Kessman served as our chief executive officer. Pursuant to the prior agreement, Mr. Kessman received a base salary of $400,000 per year. The prior agreement did not provide for any payments upon a change in control or any other severance payments. As an inducement to enter into the prior agreement, on January 11, 1999, we granted to Mr. Kessman options to purchase an aggregate of 980,000 shares of common stock. The foregoing grants consist of (1) an option to purchase 760,000 shares at an exercise price of $5.775, representing a 10% premium to the market price on the date prior to the date of grant, such option to vest 25% on July 11, 2000, 50% on July 11, 2001, 75% on July 11, 2002 and
100% on July 11, 2003 and (2) an option to purchase 220,000 shares at an exercise price of $5.25, representing the market price on the date prior to the date of grant, such option having vested in full on July 11, 1999, six months from the date of grant.

SEVERANCE AGREEMENTS

    Effective October 15, 1998, with respect to Terrence W. Doyle, our Vice President, Research and Development, Thomas Mizelle, our former Vice President, Operations and Thomas E. Klein, our former Vice President, Finance, and effective July 28, 1999 with respect to Ivan King, our Vice President, Research and Bijan Almassian, our Vice President, Development, we entered into severance agreements pursuant to which each of these officers would be entitled to certain payments in the event such officer loses his employment during the twelve-month period following a 'change in control.' Specifically, if a 'change in control' occurs, the officer shall be entitled to a lump sum severance payment equal to the sum of twelve months of the officer's monthly base salary as in effect as of the date of termination or immediately prior to the change in control, whichever is greater, plus the average of the last two cash bonus payments made to the officer prior to the change in control. The officer would also be entitled to all payments necessary to provide him with group health insurance benefits substantially similar to those which he was receiving immediately prior to the date of termination until the earlier of 18 months after such termination or the date he has obtained new full-time employment. The foregoing amounts are not payable if termination of the officer is because of his death, by us for cause, or by the officer other than for good reason. For purposes of the severance agreements, a 'change in control' means that (1) any person or entity becomes the beneficial owner of our securities representing 30 percent or more of the combined voting power of the then outstanding securities; (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by an acquiring person) whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (3) our stockholders approve a merger or consolidation (other than certain recapitalizations).

    In April 2001, Mr. Mizelle resigned from the position of Vice President, Operations and Secretary. In November 2000, Mr. Klein resigned from the position of Vice President, Finance and Chief Financial Officer.

PERFORMANCE GRAPH

    The following line graph compares the five-year cumulative total stockholder's return on our Common Stock to (a) the change in the cumulative total return on the NASDAQ Composite Index for U.S. Companies and (b) the change in the cumulative total return on the Nasdaq Pharmaceutical Index, which includes biotechnology companies, assuming an investment of $100 made in each and assuming the reinvestment of any dividends.

                            [PERFORMANCE GRAPH]

                                        Nasdaq Total      Nasdaq Biotechnology and
   Date    Vion Pharmaceuticals, Inc.    U.S. Index             Drug Index
   ----    --------------------------    ----------             ----------
12/31/95          $100.00                $100.00                  $100.00
12/31/96           136.13                 122.71                    99.67
12/31/97           161.11                 149.25                    99.61
12/31/98           222.22                 208.40                   143.71
12/31/99           272.22                 386.77                   289.77
12/31/00           355.56                 234.81                   356.40

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosure required by the Independence Standard Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2000.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                          Respectfully submitted,

                                          Audit Committee

                                          WALTER B. WRISTON
                                          STEPHEN K. CARTER(1)
                                          CHARLES K. MACDONALD

---------

(1) Mr. Carter joined the Audit Committee as of April 26, 2001 and was not a member of the Committee for matters relating to the audit of the financial statements for the fiscal year ended December 31, 2000.

                                 PROPOSAL NO. 2
                   APPROVAL OF INCREASE IN AUTHORIZED SHARES

    The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to Article FOURTH the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 35,000,000 shares to 100,000,000 shares. In addition, there currently are, and will continue to be, 5,000,000 authorized shares of preferred stock. Of the 35,000,000 presently authorized shares of common stock, 26,176,637 shares have been issued and were outstanding as of May 1, 2001. An aggregate of 4,068,297 shares of Common Stock have been reserved for issuance upon conversion of outstanding warrants and options and issuance under the Company's Employee Stock Purchase and 401(k) Plans. As of May 1, 2001, no shares of preferred stock were outstanding.

    Subject to stockholder approval, Article FOURTH of the Company's Amended and Restated Certificate of Incorporation will be amended to read as set forth in Appendix A.

    The Board of Directors has proposed this increase in the authorized number of shares of Common Stock and recommends its adoption in order to provide the Company with greater flexibility to issue Common Stock for appropriate corporate purposes. The purposes for which additional authorized stock could be issued include, but are not limited to, administration of the Company's stock option and employee purchase plans, funding of the Company's capital needs and corporate growth, the acquisition of technologies, products and businesses, the exercise of stock options granted to attract and retain employees and to allow the exercise of stock purchase rights to the extent they become exercisable under the Company's Rights Agreement, dated as of October 26, 1998, for stock splits and stock dividends. The rights, when and if they become exercisable, generally allow the holders to purchase $16 worth of the Company's Common Stock for $8.

    If Proposal No. 2 is not adopted, the Company will be limited in its ability to use options as part of a compensation package, and the Company's ability to retain existing employees and attract new employees and consultants may be adversely affected. Specifically, if Proposal No. 2 is not adopted, the Company will not have enough authorized shares to issue the increased number of options referred to in Proposal No. 3. In addition, the Company's flexibility in raising capital and pursuing acquisitions will be limited. The Company has filed a registration statement with the Securities and Exchange

Commission with respect to the potential sale from time to time of up to 4.7 million shares of Common Stock in transactions which may be negotiated by the Company.

    The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted. The Company will be permitted to issue the additional shares of Common Stock without further action by the stockholders unless such action is required by applicable law or by the rules of the Nasdaq National Market or any applicable stock exchange. Stockholders do not have pre-emptive rights with respect to the issuance of additional shares of Common Stock. Except in certain cases such as a stock dividend, the issuance of additional shares of Common Stock would have the effect of diluting the voting powers of existing stockholders. The Company currently has no arrangements, commitments or understandings with respect to the sale or issuance of any additional shares of Common Stock, except in connection with the options outstanding or to be granted under the Company's stock option plans, and common share purchase rights under the Rights Agreement.

    Although not a factor in the Board of Directors' decision to propose the amendment, one of the effects of the amendment to the Amended and Restated Certificate of Incorporation may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company, since the issuance of these additional shares of Common Stock could be used to dilute the stock ownership of persons seeking to obtain control or otherwise increase the cost of obtaining control of the Company.

    The proposed amendment will also reflect the elimination of the Company's authorized Series A Common Stock. The Series A Common Stock was originally issued in April 1995 and was automatically converted into Common Stock as of August 1995 and cannot be reissued.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the outstanding shares of Common Stock on June 7, 2001 is required for the adoption of this proposal. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 2 -- APPROVAL OF INCREASE OF AUTHORIZED SHARES' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 3
                    APPROVAL OF AMENDMENT TO THE AMENDED AND
                        RESTATED 1993 STOCK OPTION PLAN

GENERAL


    The Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock Option Plan, as amended currently provides that the total number of shares of our common stock that may be issued pursuant to options granted under the plan shall not exceed 3,000,000, subject to adjustment upon changes in our capitalization. We are proposing that the plan be further amended to increase the number of shares of our common stock that may be issued pursuant to options granted under the plan by 1,285,000 shares of common stock to an aggregate of 4,285,000 shares. The full text of the plan as proposed to be amended is included as Appendix B. As of May 1, 2001, there were 302,675 remaining shares available for issuance under the plan. We believe that the proposed increase in shares reserved under the plan will be sufficient to meet our needs for granting stock options to directors, consultants and new and existing employees for two years from the date of this proxy statement. Our Board of Directors has authorized the amendment of the plan to increase the number of shares available for issuance, but the amendment will be effective only if Proposals No.2 and No. 3 are approved by our stockholders. See 'Amended and Restated 1993 Stock Option Plan' below for a description of the material features of the plan, the classes of persons eligible to participate in the plan, the approximate number of persons in each class and the basis of participation.

    Under Section 422 of the Internal Revenue Code of 1986, stockholder approval of this amendment is necessary for stock options issuable under the plan to qualify as incentive stock options. Stockholder approval is also required to qualify compensation received under the plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Stockholder approval of the amendment is also required under the terms of the plan.

AMENDED AND RESTATED 1993 STOCK OPTION PLAN

    In April 1993, the Board of Directors adopted the Plan covering 534,750 shares of the Company's Common Stock pursuant to which employees, officers and directors of, and consultants or advisers to, the Company are eligible to receive incentive stock options ('incentive options') within the meaning of
Section 422 of the Internal Revenue Code (the 'Code') and/or options that do not qualify as incentive options ('non-qualified options'). Certain technical amendments to the Plan were approved by the Board in October 1995, and in January 1996, the Board amended the Plan to increase the number of shares that may be granted under the Plan to 1,000,000. This amendment was approved by our stockholders in April 1996. In January 1997, the Board amended the Plan to increase the number of shares that may be granted under the Plan to 1,500,000. This amendment was approved by our stockholders in April 1997. In addition, in January 1999, the Board amended the Plan to further increase the number of shares that may be granted under the Plan to 3,000,000, to increase the size of the annual automatic grant to directors other than the Chairman of the Board from 5,000 shares to 15,000 shares and to increase the size of the annual automatic grant to the Chairman of the Board from 5,000 shares to 20,000 shares. These amendments were approved by our stockholders in June 1999. The Plan, which expires in April 2003, is administered by the Compensation Committee of the Board of Directors. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Compensation Committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan also provides for automatic grants of options to certain directors. See 'Proposal
No. 1 Election of Directors -- Directors' Options.' There are currently 51 employees and 8 directors eligible to receive grants under the Plan.

    Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of the option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Additionally, the aggregate number of shares of Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Common Stock which may be issued from time to time under the Plan. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the Compensation Committee determines. No option may be granted under the Plan after April 14, 2003.

    Options may be granted only to employees, officers and directors of, and consultants and advisors to, the Company that the Board of Directors or the Compensation Committee shall select from time to time in its sole discretion, provided that only employees of the Company are eligible to receive incentive options. An optionee may be granted more than one option under the Plan. The Board of Directors or the Compensation Committee will, in its discretion, determine (subject to the terms of the

Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option and whether the options are incentive options or non-qualified options. In making this determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and such other factors deemed relevant in accomplishing the purpose of the Plan.

    Under the Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until shares are actually issued upon exercise of the option. No adjustment is made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

    The Board of Directors may amend or terminate the Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the 'Exchange Act') or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

    The grantee of a non-qualified stock option recognizes no income for federal income tax purposes upon grant. On the exercise of a non-qualified stock option, the difference between the fair market value of the underlying shares of our common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and the fair market value becomes the basis for the underlying shares used in computing any capital gain or loss upon disposition of the shares. Subject to some limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-qualified stock option.

    The grantee of an incentive stock option recognizes no income for federal income tax purposes upon grant. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive stock option. If no disposition of shares acquired upon exercise of the incentive stock option is made by the option holder within two years from the date of the grant of the incentive stock option and within one year after exercise of the incentive stock option, any gain realized by the option holder on the subsequent sale of the shares is treated as a capital gain for federal income tax purposes. If the shares are sold prior to the expiration of these periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain.

    The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. An offsetting basis adjustment would be available for alternative minimum tax payors on a later sale of the stock.

    In connection with the sale of the shares covered by incentive stock options, we are allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income, subject to some limitations on the deductibility of compensation paid to executives. For example, we are allowed a deduction upon the sale of shares by the holder of an incentive stock option within two years of the date of the granting of the incentive stock option or one year after the exercise of the incentive stock option.

NEW PLAN BENEFITS

    The Company can not now determine the number of shares of Common Stock that will be granted in the future under the Amended and Restated 1993 Stock Option Plan, as amended. The following table sets forth information regarding the benefits received during 2000 pursuant to the Amended and Restated 1993 Stock Option Plan by: (i) each executive officer named in the Summary Compensation Table (see 'Executive Compensation'); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                  NAME AND POSITION                     DOLLAR VALUE(1)   NUMBER OF SHARES
                  -----------------                     ---------------   ----------------
Alan Kessman -- President and Chief Executive
  Officer(1)..........................................    $  965,000           80,000
Mario Sznol -- Vice President, Clinical Affairs.......    $1,595,000          140,000
Terrence W. Doyle -- Vice President, Research and
  Development.........................................    $  801,500           68,000
Bijan Almassian -- Vice President, Development........    $1,283,875          109,000
Ivan King -- Vice President, Research.................    $1,224,375          105,000
Thomas Mizelle -- Former Vice President, Operations,
  and Secretary(2)....................................    $1,521,250          130,000
Thomas E. Klein  -- Former Vice President, Finance and
  Chief Financial Officer(3)..........................    $  297,500           20,000
All current executive officers as a group.............    $5,869,750          502,000
All current directors who are not executive officers
  as a group..........................................    $1,058,750           95,000
All employees, including current officers who are not
  executive officers, as a group......................    $4,631,513          424,225

---------

(1) Amounts are determined by multiplying the number of options granted by the exercise price of the applicable options, which in each case was the market price of a share of Common Stock on the applicable grant date.

(2) In April 2001, Mr. Mizelle resigned from the position of Vice President, Operations and Secretary.

(3) In November 2000, Mr. Klein resigned from the position of Vice President, Finance and Chief Financial Officer.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote, present or represented at the annual meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes on this matter will be treated as neither a vote for or a vote against the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Therefore, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote against the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by stockholders at the Annual Meeting. Fees for the last annual audit were $85,600, there were no fees for financial information systems design and implementation, and all other fees were $75,100, including audit-related services of $28,500 and non-audit services of $46,600. Audit-related services generally include fees for SEC registration statements and accounting consultations. Ernst & Young LLP has audited the Company's financial statements since 1995. A representative of the firm of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection were ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the aggregate voting power of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote 'for' nor a vote 'against' the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote 'against' the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS DEEMS 'PROPOSAL NO. 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS' TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL OF THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company no later than February 19, 2002, for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS


    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on those matters in accordance with their best judgment. Whether or not you expect to attend the Annual Meeting, the prompt return of your proxy in the enclosed envelope, or your vote by telephone or on the Internet, will be appreciated.


                                          By Order of the Board of Directors

                                          KAREN SCHMEDLIN
                                          Secretary


Dated: June 13, 2001

                                                                      APPENDIX A

                          CERTIFICATE OF AMENDMENT TO
                      THE CERTIFICATE OF INCORPORATION OF
                           VION PHARMACEUTICALS, INC.

    VION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the 'Corporation'), DOES HEREBY CERTIFY:

    FIRST: That by unanimous consent of the Board of Directors of the Corporation at a meeting on March 12, 2001, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Corporation's Certification of Incorporation is as follows:

    SECOND: The Corporation's Certificate of Incorporation is amended to amend and restate Article FOURTH thereto which shall read in its entirety as follows:

        'FOURTH: Authorization, Designation and Amount. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock, par value $.01 per share (the 'Common Stock') and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the 'Preferred Stock'). The powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Preferred Stock shall be set forth in this Article FOURTH.

PART A. PREFERRED STOCK

    (a) Designation of Preferred Stock. The Board of Directors of the Corporation (the 'Board of Directors') is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

        (1) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

        (2) whether the shares of such series shall have voting rights or powers in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

        (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

        (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

        (5) the amount or amounts payable with respect to shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

        (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

        (7) whether the shares or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of exchange;

        (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or series;

        (9) the conditions or restrictions, if any, to be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

        (10) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, imitations or restrictions thereof.

    The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the umber of shares of stock of any series of Preferred Stock so designated pursuant to this Part A.

PART B. COMMON STOCK

    1. Common Stock.

        (a) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no holder of Common Stock shall be entitled to more than one vote per share.

        (b) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share and each share of Common Stock shall be entitled to all of the rights and privileges, and subject to the limitations and qualifications, of shares of Common Stock provided by the Delaware General Corporation Law.

    THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by the stockholders of the Corporation pursuant to a written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of Delaware, and in accordance with such Section 228 written notice has been given to those stockholders who have not consented in writing.

    FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

    IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the corporation and the facts stated herein are true.




Date:
     ............................         .....................................
                                          Alan Kessman
                                          President and Chief Executive Officer


ATTEST

                                                                      APPENDIX B

                           VION PHARMACEUTICALS, INC.
                              AMENDED AND RESTATED
                       1993 STOCK OPTION PLAN, AS AMENDED

1. PURPOSE.

    The purpose of this plan (the 'Plan') is to secure for Vion Pharmaceuticals, Inc. (the 'Corporation') and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Corporation and its subsidiary corporations who are expected to contribute to the Corporation's future growth and success. Except where the context otherwise requires, the term 'Corporation' shall include all present and future subsidiaries of the Corporation as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the 'Code'). Those provisions of the Plan which make express reference to
Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. TYPE OF OPTIONS AND ADMINISTRATION.

    (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Corporation (or a Committee designated by the Board of Directors) and may be either incentive stock options ('Incentive Stock Options') meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

    (b) Administration. The Plan will be administered by the Board of Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Corporation's Common Stock, $.01 par value per share ('Common Stock') and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act'), or any successor rule ('Rule 16b-3')), delegate any or all of its powers under the Plan to a committee (the 'Committee') appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee with respect to the powers so delegated.

    (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Corporation only at such time as the Corporation's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a 'Reporting Person').

3. ELIGIBILITY.

    (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Corporation; provided, that Incentive Stock Options may only be granted to individuals who are employees of the Corporation (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

    (b) Grant of Options to Reporting Persons. From and after the registration of the Common Stock of the Corporation under the Exchange Act, the selection of a director or an officer who is a Reporting Person (as the terms 'director' and 'officer' are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be 'disinterested persons' (as hereinafter defined), or (ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a 'disinterested person.' For the purposes of the Plan, a director shall be deemed to be a 'disinterested person' only if such person qualifies as a 'disinterested person' within the meaning of Rule 16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Directors do not qualify as a 'disinterested person' within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and directors who are Reporting Persons under the Plan shall not be determined in accordance with this Section 3(b) but shall be determined in accordance with the other provisions of the Plan.


    (c) Directors' Options. Directors of the Company who are not employees or beneficial owners of 5% or more of the outstanding Common Stock o9f the Company ('Eligible Directors') and who are elected to the Board of Directors subsequent to the date hereof will be granted an option ('Director Option') to purchase 20,000 shares of Common Stock on the date that such person is first elected or appointed a director (an 'Initial Director Option'). Each Eligible Director other than the Chairman of the Board will receive an automatic grant of a Director Option to purchase 15,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders held subsequent to December 31, 1998, as long as such director is a member of the Board of Directors, and provided that such director did not receive an Initial Director Option since the previous annual meeting of stockholders. The Chairman of the Board, if an Eligible Director, will receive an automatic grant of a Director Option to purchase 20,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders held subsequent to December 31, 1998, as long as such director is a member of the Board of Directors, and provided that such director did not receive an Initial Director Option since the previous annual meeting of stockholders. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options shall become exercisable in two equal annual installments commencing one year from the date the option is granted and will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board. This Section 3(c) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


4. STOCK SUBJECT TO PLAN.


    The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Corporation which may be issued and sold under the Plan is 4,285,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.


5. FORMS OF OPTION AGREEMENTS.

    As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6. PURCHASE PRICE.

    (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). 'Fair Market Value' of a share of Common Stock of the Corporation as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

    (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Corporation in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Corporation of shares of Common Stock of the Corporation having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or
(iii) by any combination of such methods of payment.

7. OPTION PERIOD.

    Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8. EXERCISE OF OPTIONS.

    Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option. All options granted under the Plan will become exercisable in no fewer than four equal annual installments commencing not earlier than the first anniversary of the date of grant.

9. NONTRANSFERABILITY OF OPTIONS.

    No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the corporation or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

    Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Corporation or within one (1) year if such termination was due to the death or disability of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11. INCENTIVE STOCK OPTIONS.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

        (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

        (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

           (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

           (ii) the option exercise period shall not exceed five years from the date of grant.

        (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Corporation) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

        (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Corporation, except that:

           (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Corporation (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

           (ii) if the optionee dies while in the employ of the Corporation, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

           (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Corporation, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, 'employment' shall be defined in accordance with the provisions of Section 1.421-7(h) of the Incoming Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions to Incentive Stock Option may be exercised after its expiration date.

12. ADDITIONAL PROVISIONS.

    (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

    (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be permitted if it would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 (if applicable).

13. GENERAL RESTRICTIONS.

    (a) Investment Representations. The Corporation may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Corporation in connection with any public offering of its Common Stock.

    (b) Compliance with Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. RIGHTS AS A STOCKHOLDER.

    The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATION, REORGANIZATIONS AND RELATED TRANSACTIONS.

    (a) Recapitalization and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and
(z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

    (b) Reorganization, Merger and Related Transactions. If the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

    (c) Board Authority to Make Adjustments. Any adjustments made under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

    (a) General. In the event of a consolidation or merger in which the Corporation is not the surviving corporation, or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation (collectively, a 'Corporate Transaction'), the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the 'Transaction Price'), make or provide for a cash payment to the optionees equal to the difference between
(A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and
(iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

    (b) Substitute Options. The Corporation may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation, or a subsidiary of the Corporation, as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary of the Corporation, or as a result of the acquisition by the Corporation, or one of its subsidiaries, of property or stock of the employing corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17. NO SPECIAL EMPLOYMENT RIGHTS.

    Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Corporation or interfere in any way with the right of the Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18. OTHER EMPLOYEE BENEFITS.

    Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. AMENDMENT OF THE PLAN.

    (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Corporation is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

    (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20. WITHHOLDING.

    (a) The Corporation shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Corporation shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this
Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

    (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Corporation if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were transferred to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Corporation at the time of such disposition.

    (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

    The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding options.

22. EFFECTIVE DATE AND DURATION OF THE PLAN.

    (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Corporation to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Corporation to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

    (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of is adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under
(i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23. PROVISION FOR FOREIGN PARTICIPANTS.

    The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24. GOVERNING LAW.

    The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

                                                                      APPENDIX I


                           VION PHARMACEUTICALS, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JULY 26, 2001

    Alan Kessman and Karen Schmedlin, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Vion Pharmaceuticals, Inc. held of record by the undersigned on June 7, 2001, at the Annual Meeting of Stockholders to be held at 10:00 a.m., on Thursday, July 26, 2001, at the Kitano Hotel, 66 Park Avenue, New York, New York 10016, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3 AND 4.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[X] Please mark your
    votes as in this
    example using
    dark ink only.

                        FOR             WITHHOLD         FOR ALL      Nominees: (1) William R. Miller, (2) Alan Kessman,
1. Election of      all nominees           ALL            EXCEPT                (3) Stephen K. Carter, (4) Frank T. Cary,
   Directors            [ ]                [ ]             [ ]                  (5) Alan C. Sartorelli, Ph.D.,
                                                                                (6) Walter B. Wriston and
                                                                                (7) Charles K. MacDonald

When you mark "For All Except" write the nominee's number on the line below:

----------------------------------------------------------------------------

                                                     FOR    AGAINST    ABSTAIN
2. Approval of Increase of Authorized Shares:        [ ]      [ ]        [ ]

                                                     FOR    AGAINST    ABSTAIN
3. Approval of Amendment to the 1993 Stock           [ ]      [ ]        [ ]
   Option Plan:

                                                     FOR    AGAINST    ABSTAIN
4. Approval of Appointment of Ernst & Young LLP      [ ]      [ ]        [ ]
   as the Company's Independent Auditors:

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

Important: Please sign exactly as name appears below. Each joint owner should sign. Executors, administrators, trustees, etc. should give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE                                SIGNATURE IF HELD JOINTLY                        DATED          , 2001
         --------------------------------                         -----------------------      ----------

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report, each of which has been furnished herewith. Please sign, date and return this proxy card promptly using the enclosed envelope.